Exhibit 10.20

EMPLOYMENT OFFER

EMPLOYEE:	Jeff Bird

POSITION / TITLE:	Chief Financial Officer

HIRE DATE:	Dec. 1, 2014

BASE COMPENSATION:	$33,333.33 per month
$15,384.61 per paycheck (bi-weekly)

STI:	87.5% of Base at 100% of Target
($350,000)

LTI:	$750,000 at 100% of Target
RSUs; 3 year graded vesting

EBITDA/ROIC GOALS:	EBITDA (or other selected targets) and payout ranges for STI and LTI TBD by Compensation Committee for 2015.

ONBOARDING INCENTIVE:	$375,000 cash
$187,500 paid upon hire
$187,500 April 2015

$375,000 RSUs
2 Year vesting with one year Clawback

VACATION:	3 weeks beginning January 2015 and thereafter

ACCEPTED:	/s/ Jeff Bird	December 1, 2015
	Jeff Bird	Effective Date